Exhibit 1

JOINT FILING AGREEMENT

The undersigned agree that the Schedule 13D with respect to the Class A Common Stock, par value $0.01 per share, of Overseas Shipholding Group, Inc., dated as of August 15, 2014, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

DATED: August 15, 2014

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

By:	/s/ Paul Friedman
Name:	Paul Friedman, Chief Compliance Officer

BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ Paul Friedman
Name:	Paul Friedman, Chief Compliance Officer

BLUEMOUNTAIN NAUTICAL LLC
BY:	BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

By:	/s/ Paul Friedman
Name:	Paul Friedman, Chief Compliance Officer

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.
BY:	BLUEMOUNTAIN LONG/SHORT CREDIT GP, LLC
BY:	BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ Paul Friedman
Name:	Paul Friedman, Chief Compliance Officer

BLUEMOUNTAIN LONG/SHORT CREDIT GP, LLC
BY:	BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ Paul Friedman
Name:	Paul Friedman, Chief Compliance Officer

BLUEMOUNTAIN LONG/SHORT CREDIT & DISTRESSED REFLECTION FUND, A SUB FUND OF AAI BLUEMOUNTAIN FUND PLC
BY: BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

By:	/s/ Paul Friedman
Name:	Paul Friedman, Chief Compliance Officer